Exhibit 99.1
Investor Contact: Valda Colbart, 419-784-2759, rfcinv@rurban.net
Rurban Financial Corp. Reports Third Quarter 2006 Earnings of $814,000, Up
65.3% over Third Quarter 2005
DEFIANCE, Ohio, October 18, 2006 — Rurban Financial Corp. (Nasdaq: RBNF), a diversified provider of full-service community banking, investment management, trust services and bank data processing, today reported third quarter 2006 earnings. Highlights of the quarter include:
•	Net income of $814,000, up $322,000 or 65.3 percent, compared with net income of $492,000 reported for the third quarter of 2005. Diluted earnings per share were $0.16 for the current quarter, up 45.5 percent from $0.11 reported for the 2005 third quarter; average diluted shares outstanding increased 10.0 percent year-over-year.

•	Consolidated non-performing assets at 2006 third quarter-end, including RFCBC, the loan workout subsidiary, were $6.1 million or 1.07 percent of total assets, compared with $15.0 million or 3.43 percent of assets for the prior-year third quarter.

•	On October 10th, Rurban announced that it filed an application to open a full-service banking center in Fort Wayne, Indiana where it presently has a Loan Production Office.

•	Since January 1, 2006, Rurban’s Banking Group, consisting of The State Bank and Trust Company and The Exchange Bank, reported organic loan growth of $37.3 million, or 11.4 percent (15.2 percent annualized). Deposit growth since year-end 2005 was $27.3 million or 7.1 percent (9.5 percent annualized).

•	The Company’s efficiency ratio was 88.15 percent for the consolidated entity. The efficiency of the Banking Group continues to reduce from 93.53 percent a year-ago to 84.01 percent for the current quarter.

•	RDSI, the data processing subsidiary, reported a strong quarter with revenue of $4.1 million, up 22.3 percent from third quarter last year. Net income of $478,000 was $187,000 or 64.3 percent higher. RDSI completed its acquisition of Lansing, Michigan based Diverse Computer Marketers (DCM) on September 2, 2006. DCM will operate as a subsidiary of RDSI.
Kenneth A. Joyce, President and Chief Executive Officer, commented, “We continue to make progress as a result of the initiatives we began in 2005. Rurban had solid core earnings for three consecutive quarters and the expense of the expansion initiatives has been moderating throughout 2006. We believe we are now positioned to achieve greater growth and profitability as we take Rurban into new markets and products.”

Earnings: (Three months ended)	Sept. 2006	Dec. 2005	Sept. 2005
(Dollars in thousands except per share data)
Diluted EPS	$0.16	$(0.08)	$0.11
Net interest income	3,756	3,147	2,982
Provision (credit) for loan losses	35	613	(382)
Non-interest income	5,903	4,477	4,595
Non-interest expense	8,515	7,632	7,219
Net income (loss)	814	(344)	492
CONSOLIDATED RESULTS
Total revenue, consisting of net interest income plus non-interest income, was $9.7 million for the third quarter of 2006, up $2.1 million or 27.5 percent, compared with $7.6 million for the prior-year third quarter. Net interest income was $3.8 million, up $773,000 or 25.9 percent, from the 2005 third quarter. Average earning assets rose $110.0 million or 27.7 percent over the 12-month period, of which approximately $72.9 million was derived from the acquisition of Exchange Bank at year-end 2005. Year-over-year, the net interest margin was unchanged at 3.10 percent; the $8.9 million decline in non-performing assets over the course of the year, combined with a lower cost of funds from deposits acquired in the Exchange Bank acquisition, and the approximately $60.4 million in deposits from the two branches purchased in the Lima market in June of 2005, were offset by rising funding costs, which gradually eroded the interest margin from its first quarter 2006 high of 3.37 percent.
Non-interest income was $5.9 million for the third quarter of 2006 compared with $4.6 million for the prior-year third quarter, an increase of $1.3 million or 28.5 percent. RDSI, Rurban’s data processing subsidiary, accounts for approximately $4.1 million or 69.2 percent of non-interest income and 56.7 percent of the growth; the remainder was derived from mortgage banking activities ($254,000 from gains on sale) and a swing of $61,900 from the sale of OREOs, partially offset by a $34,000 lower level of securities gains than last year. The quarter was also impacted by a $265,000 increase in other income, which was driven by the payments on impaired loans and the sale of previously charged-off loans at Exchange Bank.
Revenue for the quarter continued to grow faster than non-interest expense; year-over-year expense growth was $1.3 million or 17.9 percent compared with revenue growth of $2.1 million or 27.5 percent. The $1.3 million expense increase was primarily due to the addition of Exchange Bank’s $1.2 million of operating expenses, partially offset by a $438,000 improvement in State Bank’s operating expenses since the acquisition of the Lima branches in the second quarter of 2005.
Mr. Joyce continued, “Asset quality continues to improve. The decisive steps we took at year-end 2005 to sell $8.4 million of problem loans and add to reserves were a turning point on our road to recovery. With fewer troubled assets, we could devote ourselves to building a profitable financial institution. We have continued to reduce non-performing assets over the past year from $15.0 million or 3.43 percent of assets to a current level of

$6.1 million or 1.07 percent of assets, and the negative financial impact on Rurban has declined commensurately. We are working hard to reduce the remaining non-performing assets to a level consistent with our peers. With every quarter, we get closer to meeting our Ohio peer banks at around 60 to 65 basis points.”

Asset Quality: (Three months ended)	Sept. 2006	Dec. 2005	Sept. 2005
(Dollars in thousands)
Net Charge-Offs / (Recoveries)	$(54)	$1,638	$14
Net Charge-Offs / Avg. loans	(0.06%)	2.40%	0.02%
Allowance for Loan Loss	4,522	4,700	4,814
Allowance for Loan Loss / Loans	1.24%	1.44%	1.77%
Non-Performing Assets	6,126	8,878	15,025
NPA / Total Assets	1.07%	1.67%	3.43%
Non-performing assets (non-performing loans, OREO & OAO) were $6.1 million or 1.07% percent of total assets at September 30, 2006, a decline of $8.9 million from twelve months ago, despite an additional $1.5 million of non-performing assets acquired with Exchange Bank, which were not included in the prior-year third quarter financial results. Of the $6.1 million of remaining non-performing assets, $1.1 million remain in the loan workout company RFCBC. “We are getting closer to resolution on several large credits and expect to hit our target of reducing non-performing assets to total assets below 1% by year end,” commented Mr. Joyce. The loan loss reserve now stands at 1.24 percent of period-end loans.
Balance sheet growth over the past twelve months has been achieved through a combination of acquisitions and organic growth. Year-over-year, assets increased $131.4 million or 30.0 percent. Since December 31, 2005, loan growth has been exclusively organic; loans increased $37.3 million or 15.2 percent annualized over the past nine months, and by $4.5 million over the last quarter, equivalent to 5.0 percent growth annualized. Mr. Joyce continued, “We are being selective in this environment in terms of asset quality and our ability to fund at a reasonable spread. We received $6.2 million in commercial loan payoffs in late September, however; our loan pipelines remain strong and we continue to see an increase in mortgage banking activity.”
Rurban continues to be very well capitalized. Stockholders’ equity at September 30, 2006 was $56.1 million, equivalent to 9.8 percent of total assets; on a tangible basis, the ratio was 6.3 percent. The total risk-based capital ratio was 16.0 percent, well in excess of the “well-capitalized” regulatory threshold of 10 percent. At quarter-end, Rurban had 5,027,433 of its 10,000,000 authorized shares outstanding. Mr. Joyce concluded, “We are making progress in each of our business units, but at different rates. We are well into a year that has been transformative in terms of profit generation, the reduction of business risk, and the clarification of our strategic direction. Our new management team has been successfully integrated into the Rurban family and our progress should begin to accelerate going forward.”

BANKING GROUP RESULTS
•	Mr. Joyce commented, “All of our bank-related businesses are growing and becoming more profitable. We are particularly pleased with the progress being made at State Bank and Trust where third quarter net income increased 82.4 percent over the past twelve months.” State Bank and Trust Company opened a Loan Production Office in Fort Wayne in January 2006. It announced on October 10th that it has applied to open a new full-service branch office in Fort Wayne, which will incorporate the present LPO. The Fort Wayne branch is expected to open in the fourth quarter of 2006, subject to regulatory approvals and the normal contingencies of a purchase agreement for the branch site.

•	On a consolidated basis, third quarter net income for the banking group was $631,000 compared with $454,000 for the year-ago quarter, an increase of 39.0 percent. Revenue increased 25.8 percent to $5.4 million. Exchange Bank turned profitable in the second quarter, and has continued to improve its performance in the current quarter.
RELIANCE FINANCIAL SERVICES, N.A. (RFS)
Rurban’s trust company is building profitability under its new CEO. Revenue increased 17.7 percent in the third quarter compared to the prior-year quarter, while expenses increased only 5.2 percent. Net income for the quarter was $251,000, up $75,000 or 42.6 percent year-over-year. This quarter included approximately $104,000, net of federal income tax, of a one time fee income associated with the buy-out of a third party customer.
RURBANC DATA SERVICES, INC. (RDSI)
On September 2nd, Rurbanc Data Services, Inc., Rurban’s data and item processing subsidiary, completed its acquisition of Diverse Computer Marketers (DCM). Similarly to RDSI, DCM provides check-processing services to 48 financial institutions in several Midwest states, primarily Michigan and Indiana.
RDSI’s revenue for the quarter was $4.1 million, an increase of $733,000 or 21.9 percent from the year-ago quarter; and 12.4 percent ahead of the linked quarter. Net income for the quarter was $478,000, up an exceptionally strong 64.3 percent from the prior-year period; net income increased 6.0 percent compared to the second quarter. The twenty-two new bank contracts over the past year are having a positive impact on revenue growth, as is the addition of DCM’s revenue stream. “DCM is proving to be an excellent acquisition for us,” commented Joyce. “We expected the acquisition to be accretive to earnings and the first month’s results appear to support our assumptions and projections. We continue to be very excited about the potential of this acquisition and the potential synergies with RDSI.”

About Rurban Financial Corp.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, The Exchange Bank, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI), Diverse Computer Marketers (DCM) and RFCBC, Inc. The two community banks, State Bank and Exchange Bank, offer a full range of financial services through 19 offices in Allen, Defiance, Fulton, Lucas, Paulding and Wood Counties, Ohio and Allen County, Indiana. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Michigan, Missouri, Ohio and Wisconsin. Rurban’s common stock is quoted on the Nasdaq Global Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 5,027,433 shares outstanding. The Company’s website is http://www.rurbanfinancial.net .
Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.
Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
September 30, 2006 and December 31, 2005

	September	December
	2006	2005
	(Unaudited)
ASSETS
Cash and due from banks	$18,333,213	$12,650,839
Federal funds sold	—	—

Cash and cash equivalents	18,333,213	12,650,839
Interest-earning deposits in other financial institutions	150,000	150,000
Available-for-sale securities	127,863,121	139,353,329
Loans held for sale	282,100	224,000
Loans, net of unearned income	364,343,193	327,048,229
Allowance for loan losses	(4,521,911)	(4,699,827)
Premises and equipment, net	13,790,324	13,346,632
Purchased software	4,722,746	3,916,913
Federal Reserve and Federal Home Loan Bank Stock	3,994,000	3,607,500
Foreclosed assets held for sale, net	490,256	2,309,900
Accrued interest receivable	3,399,893	3,010,355
Goodwill	14,169,292	8,917,373
Core deposits and other intangibles	5,375,386	3,742,333
Cash value of life insurance	10,706,737	10,443,487
Other assets	6,888,763	6,521,213

Total assets	$569,987,113	$530,542,276

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Demand	$44,369,103	$52,073,751
Savings, interest checking and money market	133,184,971	124,206,115
Time	234,623,570	208,558,046

Total deposits	412,177,644	384,837,912
Notes payable	2,468,646	938,572
Advances from Federal Home Loan Bank	38,500,000	45,500,000
Fed Funds Purchased	800,000	4,600,000
Repurchase Agreements	31,784,052	6,080,420
Trust preferred securities	20,620,000	20,620,000
Accrued interest payable	2,108,320	1,373,044
Other liabilities	5,417,278	12,141,680

Total liabilities	513,875,940	476,091,628

Shareholders’ Equity
Common stock: stated value $2.50 per share; shares authorized: 10,000,000; shares issued: 5,027,433; shares outstanding: 2006 - 5,027,433, December 31, 2005 - 5,027,433	12,568,583	12,568,583
Additional paid-in capital	14,852,930	14,835,110
Retained earnings	29,998,511	28,702,817
Accumulated other comprehensive loss	(1,308,851)	(1,655,862)

Total shareholders’ equity	56,111,173	54,450,648

Total liabilities and shareholders’ equity	$569,987,113	$530,542,276

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
For The Third Quarter Ended September 30, 2006 and 2005

			Increase/
	Third Quarter	Third Quarter	(Decrease)
	2006	2005	$
Interest income Loans Taxable	$6,641,379	$4,187,543	$2,453,836
Tax-exempt	18,326	17,898	428
Securities Taxable	1,306,979	1,095,151	211,828
Tax-exempt	183,466	71,264	112,202
Other	7,323	57,498	(50,175)

Total interest income	8,157,473	5,429,354	2,728,119

Interest expense Deposits	3,017,993	1,615,308	1,402,685
Other borrowings	67,773	67,162	611
Repurchase Agreements	182,007	23,874	158,133
Federal Home Loan Bank advances	667,749	440,175	227,574
Trust preferred securities	466,417	300,360	166,057

Total interest expense	4,401,939	2,446,879	1,955,060

Net interest income	3,755,534	2,982,475	773,059

Provision for loan losses	35,000	(382,000)	417,000

Net interest income after provision for loan losses	3,720,534	3,364,475	356,059

Non-interest income Data service fees	3,785,037	3,042,996	742,041
Trust fees	753,449	767,969	(14,520)
Customer service fees	542,518	526,197	16,321
Net gain on sales of loans	283,123	28,895	254,228
Net realized gains on sales of available-for-sale securities	—	34,050	(34,050)
Loan servicing fees	96,754	79,186	17,568
Gain (loss) on sale of assets	25,914	(36,011)	61,925
Other income	415,961	151,328	264,633

Total non-interest income	5,902,756	4,594,610	1,308,146

Non-interest expense Salaries and employee benefits	4,253,924	3,607,270	646,654
Net occupancy expense	468,855	312,661	156,194
Equipment expense	1,445,073	1,294,686	150,387
Data processing fees	146,703	99,085	47,618
Professional fees	481,132	467,951	13,181
Marketing expense	168,031	144,954	23,077
Printing and office supplies	126,765	115,320	11,445
Telephone and communication	467,692	388,900	78,792
Postage and delivery expense	142,957	77,979	64,978
State, local and other taxes	188,464	146,683	41,781
Employee expense	235,429	225,032	10,397
Other expenses	389,631	338,556	51,075

Total non-interest expense	8,514,656	7,219,077	1,295,579

Income before income tax expense	1,108,634	740,008	368,626
Income tax expense	294,893	247,824	47,069

Net income	$813,741	$492,184	$321,557

Earnings per common share:
Basic	$0.16	$0.11	$0.05

Diluted	$0.16	$0.11	$0.05

Average diluted shares outstanding	5,027,704	4,569,316

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
For The Third Quarter Ended September 30, 2006 and Second Quarter 2006

			Increase/
	Third Quarter	Second Quarter	(Decrease)
	2006	2006	$
Interest income
Loans
Taxable	$6,641,379	$6,043,057	$598,322
Tax-exempt	18,326	15,157	3,169
Securities
Taxable	1,306,979	1,333,858	(26,879)
Tax-exempt	183,466	136,570	46,896
Other	7,323	14,046	(6,723)
Total interest income	8,157,473	7,542,688	614,785

Interest expense
Deposits	3,017,993	2,556,180	461,813
Other borrowings	67,773	26,148	41,625
Repurchase Agreements	182,007	159,276	22,731
Federal Home Loan Bank advances	667,749	533,845	133,904
Trust preferred securities	466,417	436,776	29,641

Total interest expense	4,401,939	3,712,225	689,714

Net interest income	3,755,534	3,830,463	(74,929)

Provision for loan losses	35,000	56,321	(21,321)

Net interest income after provision for loan losses	3,720,534	3,774,142	(53,608)

Non-interest income
Data service fees	3,785,037	3,286,586	498,451
Trust fees	753,449	792,227	(38,778)
Customer service fees	542,518	542,687	(169)
Net gain on sales of loans	283,123	71,664	211,459
Loan servicing fees	96,754	117,785	(21,031)
Gain (loss) on sale of assets	25,914	78,558	(52,644)
Other income	415,961	378,745	37,216

Total non-interest income	5,902,756	5,268,252	634,504

Non-interest expense
Salaries and employee benefits	4,253,924	3,795,252	458,672
Net occupancy expense	468,855	425,918	42,937
Equipment expense	1,445,073	1,347,634	97,439
Data processing fees	146,703	119,368	27,335
Professional fees	481,132	524,902	(43,770)
Marketing expense	168,031	242,498	(74,467)
Printing and office supplies	126,765	173,361	(46,596)
Telephone and communication	467,692	407,648	60,044
Postage and delivery expense	142,957	122,267	20,690
State, local and other taxes	188,464	190,436	(1,972)
Employee expense	235,429	260,523	(25,094)
Other expenses	389,631	470,068	(80,437)

Total non-interest expense	8,514,656	8,079,875	434,781

Income before income tax expense	1,108,634	962,519	146,115

Income tax expense	294,893	248,996	45,897

Net income	$813,741	$713,523	$100,218

Earnings per common share:
Basic	$0.16	$0.14	$0.02

Diluted	$0.16	$0.14	$0.02

Average diluted shares outstanding	5,027,704	5,028,397

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
For The Nine Months Ended September 30, 2006 and 2005

			Increase/
	Nine Months	Nine Months	(Decrease)
	2006	2005	$
Interest income
Loans
Taxable	$18,238,590	$12,098,708	$6,139,882
Tax-exempt	45,718	48,227	(2,509)
Securities
Taxable	3,953,438	3,134,559	818,879
Tax-exempt	451,869	165,462	286,407
Other	57,635	159,716	(102,081)
Total interest income	22,747,250	15,606,672	7,140,578

Interest expense
Deposits	7,695,387	4,012,052	3,683,335
Other borrowings	120,220	204,365	(84,145)
Retail Repurchase Agreements	465,560	60,328	405,232
Federal Home Loan Bank advances	1,684,415	1,581,052	103,363
Trust preferred securities	1,331,615	842,170	489,445

Total interest expense	11,297,197	6,699,967	4,597,230

Net interest income	11,450,053	8,906,705	2,543,348

Provision for loan losses	337,321	(30,000)	367,321

Net interest income after provision for loan losses	11,112,732	8,936,705	2,176,027

Non-interest income
Data service fees	10,312,757	9,312,961	999,796
Trust fees	2,361,127	2,351,509	9,618
Customer service fees	1,635,272	1,409,199	226,073
Net gain on sales of loans	415,833	46,243	369,590
Net realized gains (losses) on sales of available-for-sale securities	—	25,300	(25,300)
Loan servicing fees	301,233	225,326	75,907
Gain (loss) on sale of assets	85,346	(18,935)	104,281
Other income	1,067,739	513,714	554,025

Total non-interest income	16,179,307	13,865,317	2,313,990

Non-interest expense
Salaries and employee benefits	11,906,909	10,339,614	1,567,295
Net occupancy expense	1,334,722	897,058	437,664
Equipment expense	4,168,534	3,831,477	337,057
Data processing fees	402,661	303,781	98,880
Professional fees	1,525,399	1,697,020	(171,621)
Marketing expense	536,977	308,925	228,052
Printing and office supplies	453,110	397,153	55,957
Telephone and communication	1,277,707	1,144,334	133,373
Postage and delivery expense	397,217	236,006	161,211
State, local and other taxes	512,757	380,036	132,721
Employee expense	745,341	726,561	18,780
Other expenses	1,283,228	1,163,450	119,778

Total non-interest expense	24,544,562	21,425,415	3,119,147

Income before income tax expense	2,747,477	1,376,607	1,370,870
Income tax expense	697,668	359,661	338,007

Net income	$2,049,809	$1,016,946	$1,032,863

Earnings per common share:
Basic	$0.41	$0.22	$0.19

Diluted	$0.41	$0.22	$0.19

Average diluted shares outstanding	5,030,084	4,578,981

Rurban Financial Corp.
CONSOLIDATED
FINANCIAL HIGHLIGHTS
(Unaudited)
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
(dollars in thousands
except per share data)	2006	2006	2006	2005	2005
EARNINGS
Net interest income	$3,756	$3,830	$3,864	$3,147	$2,982
Provision for loan loss	$35	$56	$246	$613	$(382)
Non-interest income	$5,903	$5,268	$5,008	$4,477	$4,595
Revenue (net interest income plus non-interest income)	$9,659	$9,098	$8,872	$7,624	$7,577
Non-interest expense	$8,515	$8,080	$7,950	$7,632	$7,219
Net income (loss)	$814	$714	$523	$(344)	$492

PER SHARE DATA
Basic earnings per share	$0.16	$0.14	$0.10	$(0.08)	$0.11
Diluted earnings per share	$0.16	$0.14	$0.10	$(0.08)	$0.11
Book value per share	$11.16	$10.75	$10.75	$10.83	$10.99
Tangible book value per share	$7.19	$8.28	$8.28	$8.31	$9.39
Cash dividend per share	$0.05	$0.05	$0.05	$0.05	$0.05

PERFORMANCE RATIOS
Return on average assets	0.59%	0.52%	0.39%	(0.31%)	0.44%
Return on average equity	5.95%	5.28%	3.86%	(2.63%)	3.90%
Net interest margin (tax equivalent)	3.10%	3.25%	3.37%	3.18%	3.10%
Non-interest expense / Average assets	6.15%	5.93%	5.95%	6.91%	6.49%
Efficiency Ratio — bank (non-GAAP)	84.01%	84.67%	88.99%	107.58%	93.53%
Non-interest income/Total operating revenue (net interest income plus non-interest income)	61.11%	57.90%	56.45%	58.72%	60.64%

MARKET DATA PER SHARE
Market value per share — Period end	$11.92	$11.00	$12.42	$11.78	$12.75
Market as a % of book	1.07	1.02	1.16	1.09	1.16
Cash dividend yield	1.68%	1.82%	1.61%	1.70%	1.57%
Period-end common shares outstanding (000)	5,027	5,027	5,027	5,027	4,576
Common stock market capitalization ($000)	$59,927	$55,302	$62,441	$59,223	$58,340

CAPITAL & LIQUIDITY
Equity to assets	9.8%	9.8%	10.0%	10.3%	11.5%
Period-end tangible equity to assets	6.3%	7.5%	7.7%	7.9%	9.8%
Tier 1 risk-based capital ratio	14.6%	16.7%	17.3%	17.7%	20.8%
Total risk-based capital ratio	16.0%	18.1%	18.9%	19.3%	23.0%
Average loans to average deposits	90.2%	86.4%	84.6%	86.3%	84.1%

Rurban Financial Corp.
CONSOLIDATED
FINANCIAL HIGHLIGHTS
(Unaudited)
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
(dollars in thousands
except per share data)	2006	2006	2006	2005	2005
ASSET QUALITY
Net charge-offs / (Recoveries)	$(54)	$(33)	$597	$1,638	$14
Net loan charge-offs (Ann.) / Average loans	(0.06%)	(0.04%)	0.72%	2.40%	0.02%
Non-performing loans	$5,636	$5,479	$6,031	$6,270	$12,507
OREO / OAOs	$490	$430	$2,802	$2,608	$2,518
Non-performing assets	$6,126	$5,909	$8,833	$8,878	$15,025
Non-performing assets / Total assets	1.07%	1.07%	1.64%	1.67%	3.43%
Allowance for loan losses / Total loans	1.24%	1.23%	1.29%	1.44%	1.77%
Allowance for loan losses / Non-performing Assets	73.8%	75.1%	49.2%	52.9%	32.0%

END OF PERIOD BALANCES
Total loans, net of unearned income	$364,343	$359,854	$337,729	$327,048	$271,409
Allowance for loan loss	$4,522	$4,438	$4,349	$4,700	$4,814
Total assets	$569,987	$551,845	$538,201	$530,542	$438,582
Deposits	$412,178	$400,956	$398,526	$384,838	$318,492
Stockholders’ equity	$56,111	$54,026	$54,052	$54,451	$50,281
Full-time equivalent employees	271	279	275	281	238

AVERAGE BALANCES
Loans	$368,324	$345,941	$331,711	$273,288	$270,985
Total earning assets	$506,594	$487,637	$474,087	$409,566	$396,616
Total assets	$553,465	$545,074	$534,371	$442,024	$444,815
Deposits	$408,247	$400,581	$392,323	$316,570	$322,225
Stockholders’ equity	$54,702	$54,039	$54,251	$52,366	$50,441

Rurban Financial Corp.
Segment Reporting
Three Months Ended September 30, 2006

				Banking
			RFCBC	Intersegment	Banking
	State Bank	Exchange	(Loan Workout	Elimination	Related
	and Trust	Bank	Company)	Entries	Entities
Income Statement Measures
Interest Income	$6,784	$1,447	$1	$(23)	$8,209
Interest Expense	3,491	475	—	(23)	3,943
Net Interest Income	3,293	972	1	—	4,266
Provision For Loan Loss	33	35	(33)	—	35
Non-interest Income	843	337	2	—	1,182
Non-interest Expense	3,236	1,180	161	—	4,577
Net Income Before Taxes	867	94	(125)	—	836
Income Taxes	216	32	(43)	—	205
Net Income QTR	$651	$62	$(82)	$—	$631

Performance Measures
Average Assets — Quarter	$463,601	$88,141	$2,451	$(1,572)	$552,621
ROAA	0.56%	0.28%	0.00%	0.00%	0.46%
Average Equity — Quarter	$39,911	$12,119	$2,261	$—	$54,290
ROAE	6.52%	2.05%	0.00%	0.00%	4.65%
Efficiency Ratio — %	78.24%	90.15%	0.00%	0.00%	84.01%
Average Loans — Quarter	$305,910	$64,153	$1,138	$—	$371,201
Average Deposits — Quarter	$347,062	$71,990	$—	$(180)	$418,872

	RFS		Parent	Intersegment	Rurban
	(Trust and		Company	Elimination	Financial
	Investment Co.)	RDSI	and Other	Entries	Corp.
Income Statement Measures
Interest Income	$15	$—	$1	$(68)	$8,157
Interest Expense	—	68	459	(68)	4,402
Net Interest Income	15	(68)	(458)	—	3,755
Provision For Loan Loss	—	—	—	—	35
Non-interest Income	935	4,152	1,052	(1,418)	5,903
Non-interest Expense	568	3,360	1,427	(1,418)	8,514
Net Income Before Taxes	382	724	(833)	—	1,109
Income Taxes	131	246	(287)	—	295
Net Income QTR	$251	$478	$(546)	$—	$814

Performance Measures
Average Assets — Quarter	$2,390	$14,442	$75,666	$(91,653)	$553,465
ROAA	42.01%	13.24%	0.00%	0.00%	0.59%
Average Equity — Quarter	$1,905	$8,995	$53,593	$(64,082)	$54,702
ROAE	52.70%	21.26%	0.00%	0.00%	5.95%
Efficiency Ratio — %	59.79%	82.27%	0.00%	0.00%	88.15%
Average Loans — Quarter	$—	$—	$—	$(2,877)	$368,324
Average Deposits — Quarter	$—	$—	$—	$(10,625)	$408,247

Rurban Financial Corp.
Segment Reporting
Nine Months Ended September 30, 2006

				Banking
			RFCBC	Intersegment	Banking
	State Bank	Exchange	(Loan Workout	Elimination	Related
	and Trust	Bank	Company)	Entries	Entities
Income Statement Measures
Interest Income	$19,036	$3,928	$36	$(116)	$22,884
Interest Expense	8,881	1,219	—	(116)	9,984
Net Interest Income	10,155	2,709	36	—	12,900
Provision For Loan Loss	393	33	(89)	—	337
Non-interest Income	2,284	851	145	(3)	3,277
Non-interest Expense	9,601	3,647	642	(3)	13,887
Net Income Before Taxes	2,445	(120)	(372)	—	1,953
Income Taxes	606	(42)	(127)	—	437
Net Income YTD	1,839	(78)	(245)	—	1,516

Performance Measures
Average Assets — YTD	$448,906	$84,497	$4,852	$(1,572)	$536,683
ROAA	0.55%	(0.12%)	0.00%	0.00%	0.38%
Average Equity — YTD	$39,505	$12,081	$4,867	$—	$56,453
ROAE	6.20%	(0.86%)	0.00%	0.00%	3.57%
Efficiency Ratio — %	77.20%	102.45%	0.00%	0.00%	85.85%
Average Loans — YTD	$288,537	$61,225	$2,162	$—	$351,924
Average Deposits — YTD	$340,687	$70,203	$—	$(180)	$410,710

	RFS		Parent	Intersegment	Rurban
	(Trust and		Company	Elimination	Financial
	Investment Co.)	RDSI	and Other	Entries	Corp.
Income Statement Measures
Interest Income	$45	$12	$2	$(196)	$22,747
Interest Expense	—	177	1,332	(196)	11,297
Net Interest Income	45	(165)	(1,330)	—	11,450
Provision For Loan Loss	—	—	—		337
Non-interest Income	2,595	11,520	3,247	(4,460)	16,179
Non-interest Expense	1,721	9,117	4,279	(4,460)	24,544
Net Income Before Taxes	919	2,238	(2,362)	—	2,748
Income Taxes	313	761	(813)	—	698
Net Income YTD	606	1,477	(1,549)	—	2,050

Performance Measures
Average Assets — YTD	$2,406	$13,924	$76,923	$(79,982)	$549,954
ROAA	33.63%	14.14%	0.00%	0.00%	0.50%
Average Equity — YTD	$2,017	$7,922	$53,625	$(65,566)	$52,434
ROAE	40.12%	24.86%	0.00%	0.00%	5.21%
Efficiency Ratio — %	65.17%	80.31%	0.00%	0.00%	88.36%
Average Loans — YTD	$—	$—	$—	$(2,877)	$349,047
Average Deposits — YTD	$—	$—	$—	$(10,625)	$400,085

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison — Third Quarter 2006

			RFCBC	Banking
			(Loan	Intersegment	Banking
	State Bank	Exchange	Workout	Elimination	Related
	and Trust	Bank	Company)	Entries	Entities
Average Assets
3Q06	$463,601	$88,141	$2,451	$(1,572)	$552,621
2Q06	$446,579	$85,449	$5,477	$(4,001)	$533,504
1Q06	$436,239	$83,209	$6,675	$(1,071)	$525,052
4Q05	$424,432	N/A	$13,896	$(847)	$437,481
3Q05	$421,009	N/A	$15,375	$(2,234)	$434,150
Linked Quarter Change	$17,022	$2,692	$(3,026)		$19,117

Revenue
3Q06	$4,136	$1,309	$3	$—	$5,448
2Q06	$4,173	$1,214	$85	$(2)	$5,469
1Q06	$4,131	$1,036	$93	$(2)	$5,258
4Q05	$4,389	N/A	$(256)	$(2)	$4,131
3Q05	$4,291	N/A	$40	$(2)	$4,329
Linked Quarter Change	$(37)	$95	$(82)		$(21)

Non-interest Expenses
3Q06	$3,236	$1,180	$161	$—	$4,577
2Q06	$3,131	$1,195	$307	$(2)	$4,631
1Q06	$3,234	$1,273	$174	$(2)	$4,679
4Q05	$3,564	N/A	$882	$(2)	$4,444
3Q05	$3,674	N/A	$377	$(2)	$4,049
Linked Quarter Change	$105	$(15)	$(146)		$(54)

Net Income
3Q06	$651	$62	$(82)		$631
2Q06	$687	$15	$(109)		$593
1Q06	$502	$(156)	$(54)		$292
4Q05	$479	N/A	$(1,058)		$(579)
3Q05	$357	N/A	$97		$454
Linked Quarter Change	$(36)	$47	$27		$38

Efficiency Ratio
3Q06	78.24%	90.15%			84.01%
2Q06	75.03%	98.41%			84.67%
1Q06	78.28%	122.84%			88.99%
4Q05	81.20%	N/A			107.58%
3Q05	85.62%	N/A			93.53%
Linked Quarter Change	3.21%	(8.26%)			(0.66%)

NPA/Total Assets
3Q06	0.92%	0.77%			1.07%
2Q06	0.70%	1.66%			1.07%
1Q06	0.70%	1.77%			1.64%
4Q05	0.64%	2.03%			1.67%
3Q05	0.65%	N/A			3.43%
Linked Quarter Change	0.22%	(0.90%)			(0.00%)

ROAA
3Q06	0.56%	0.28%			0.46%
2Q06	0.62%	0.07%			0.44%
1Q06	0.46%	(0.75%)			0.22%
4Q05	0.45%	N/A			(0.40%)
3Q05	0.34%	N/A			0.58%
Linked Quarter Change	(0.05%)	0.21%			0.02%

ROAE
3Q06	6.52%	2.05%			4.65%
2Q06	7.03%	0.50%			5.52%
1Q06	5.08%	(5.09%)			3.16%
4Q05	4.94%	N/A			(2.88%)
3Q05	3.68%	N/A			4.76%
Linked Quarter Change	(0.51%)	1.55%			(0.87%)

Average Equity
3Q06	$39,911	$12,119	$2,261	$—	$54,291
2Q06	$39,078	$12,015	$5,393	$—	$56,486
1Q06	$39,522	$12,228	$7,001	$—	$58,751
4Q05	$38,784	$8,109	$13,731	$—	$60,624
3Q05	$38,768	N/A	$14,161	$—	$52,929
Linked Quarter Change	$833	$104	$(3,132)		$(2,195)

	RFS
	(Trust and		Parent	Intersegment	Rurban
	Investment		Company	Elimination	Financial
	Co.)	RDSI	and Other	Entries	Corp.
Average Assets
3Q06	$2,390	$14,442	$75,666	$(91,653)	$553,465
2Q06	$2,583	$13,368	$74,679	$(79,060)	$545,074
1Q06	$2,138	$11,579	$78,706	$(83,104)	$534,371
4Q05	$2,469	$9,783	$71,938	$(79,647)	$442,024
3Q05	$2,504	$10,128	$64,332	$(66,299)	$444,815
Linked Quarter Change	$(193)	$1,074	$987		$8,391

Revenue
3Q06	$950	$4,084	$594	$(1,418)	$9,658
2Q06	$834	$3,632	$537	$(1,374)	$9,098
1Q06	$856	$3,637	$789	$(1,668)	$8,872
4Q05	$823	$3,686	$(163)	$(854)	$7,624
3Q05	$807	$3,351	$(43)	$(868)	$7,577
Linked Quarter Change	$116	$452	$57		$560

Non-interest Expenses
3Q06	$568	$3,360	$1,427	$(1,418)	$8,514
2Q06	$553	$2,949	$1,321	$(1,374)	$8,080
1Q06	$601	$2,807	$1,531	$(1,668)	$7,950
4Q05	$606	$2,812	$575	$(805)	$7,632
3Q05	$540	$2,845	$609	$(824)	$7,219
Linked Quarter Change	$16	$411	$106		$434

Net Income
3Q06	$251	$478	$(546)		$814
2Q06	$186	$451	$(516)		$714
1Q06	$168	$548	$(485)		$523
4Q05	$143	$577	$(484)		$(344)
3Q05	$176	$291	$(428)		$492
Linked Quarter Change	$65	$27	$(30)		$101

Efficiency Ratio
3Q06	59.79%	82.27%			88.15%
2Q06	66.21%	81.18%			88.05%
1Q06	70.23%	77.17%			88.87%
4Q05	73.63%	76.29%			99.32%
3Q05	66.91%	84.92%			94.54%
Linked Quarter Change	(6.42%)	1.09%			0.11%

NPA/Total Assets
3Q06					1.07%
2Q06					1.07%
1Q06					1.64%
4Q05					1.67%
3Q05					3.43%
Linked Quarter Change					(0.00%)

ROAA
3Q06	42.01%	13.24%			0.59%
2Q06	28.81%	13.50%			0.52%
1Q06	31.45%	18.93%			0.39%
4Q05	25.84%	23.59%			(0.31%)
3Q05	26.81%	11.49%			0.44%
Linked Quarter Change	13.20%	(0.26%)			0.06%

ROAE
3Q06	52.70%	21.26%			5.95%
2Q06	31.88%	21.39%			5.28%
1Q06	32.42%	31.59%			3.86%
4Q05	33.18%	40.75%			(2.63%)
3Q05	37.59%	21.61%			3.90%
Linked Quarter Change	20.83%	(0.13%)			0.67%

Average Equity
3Q06	$1,905	$8,995	$53,593	$(64,082)	$54,702
2Q06	$2,334	$8,437	$53,593	$(66,811)	$54,039
1Q06	$2,074	$6,938	$54,251	$(67,763)	$54,251
4Q05	$1,724	$5,664	$52,366	$(68,012)	$52,366
3Q05	$1,873	$5,386	$50,441	$(60,188)	$50,441
Linked Quarter Change	$(429)	$558	$—		$663